LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of this 11th day of October, 2019, by and between ARC WINGHOUSE LLC, a Florida limited liability company (the “Borrower”), whose address is 1409 Kingsley Avenue, Suite 2, Orange Park, Florida 32073, and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”), whose address is 25 West Flagler Street, Miami, Florida 33130.

RECITALS

A. Borrower has requested and Lender has agreed to make a term credit facility to Borrower in the maximum principal amount of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($12,250,000.00) (the “Loan”) to be used by Borrower to finance the acquisition of twenty-four (24) “WingHouse Bar & Grill Restaurants” (the “Restaurants”) from Soaring Wings, LLC, and its subsidiaries, subject to the terms and conditions contained in this Agreement.

B. Borrower and Lender have negotiated the terms and conditions of, and wish to enter into, this Agreement in order to set forth the terms and conditions of the Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Borrower and Lender agree as follows:

1. DEFINITIONS. As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:

(a) Account: Has the meaning set forth in the Code.

(b) Affiliate: An Affiliate of the Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with the Borrower. An entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

(c) Code: The Uniform Commercial Code (or any successor statute), as adopted and in force in Florida or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

(d) Collateral: The property encumbered by the Leasehold Mortgage, the Security Agreement and all other property and assets granted as collateral security for the Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factors’ lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

1

(e) EBITDA: As applies to any Person, the sum of earnings before interest, taxes, depreciation and amortization.

(f) Fiscal Year: The fiscal year of the Borrower, which period shall be a 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g. “Fiscal Year 2019”) refer to the Fiscal Year ending on December 31 of such calendar year.

(g) GAAP: Generally accepted accounting principles consistently applied, as adopted in the United States, and as amended from time to time.

(h) Governmental Authority: Any governmental or quasi-governmental authority, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the Lender, the Borrower, the Guarantor or the Parent.

(i) Governmental Requirements: The standards for real property appraisals established under applicable regulations governing national or state chartered banks promulgated by the Board of Governors of the Federal Reserve System or the United States Comptroller of the Currency, and any other regulations promulgated by any Governmental Authority which apply to Lender.

(j) Guarantor: Seenu G. Kasturi.

(k) Guaranty: That certain Guaranty of Payment and Performance dated as of even date herewith from Guarantor in favor of Lender, as the same may be amended, restated, modified or replaced from time to time.

(l) Lender: City National Bank of Florida, its successors and/or assigns.

(m) Leases: Those lease agreements pursuant to which Borrower occupies the Restaurants.

(n) Leasehold Mortgage: That certain Leasehold Mortgage and Assignment of Leases and Rents dated as of even date herewith from Borrower in favor of Lender, as the same may be amended, restated, modified or replaced from time to time.

(o) Liquor Licenses: The liquor licenses pursuant to which Borrower operates the Restaurants.

(p) Loan: That certain loan in the amount of TWELVE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($12,250,000.00), as evidenced by the Note and secured by the Leasehold Mortgage, the Security Agreement and the other Loan Documents as provided herein.

2

(q) Loan Documents: Any and all documents evidencing, securing, or executed in connection with the Loan, including, without limitation, the Note, the Leasehold Mortgage, the Security Agreement, the Guaranty, the Negative Pledge Agreement and this Agreement.

(r) Negative Pledge Agreement. That certain Negative Pledge Agreement dated of even date herewith from Parent in favor of Lender.

(s) Note: That certain Promissory Note dated as of even date herewith from Borrower in favor of Lender in the principal amount of $12,250,000.00, as the same may be amended, restated, modified or replaced from time to time.

(t) Parent: ARC Group, Inc., a Nevada corporation

(u) Person: A natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

(v) Put Agreement: That certain Put Agreement dated as of October 11, 2019, among Borrower, Parent and Soaring Wings, LLC.

(w) Security Agreement: That certain Security Agreement dated as of even date herewith from Borrower in favor of Lender, as the same may be amended, restated, modified or replaced from time to time.

(x) Seller Note: That certain promissory note of even date herewith from Borrower in favor of Soaring Wings, LLC, in the amount of $1,000,000.00

(y) Trademark Assignment Agreement: That certain Trademark Collateral Assignment and Security Agreement dated as of even date herewith between Borrower and Lender, as the same may be amended, restated, modified or replaced from time to time.

(z) Unmatured Event of Default: Any event that, if it continues uncured, will, with lapse of time or notice, or both, constitute an Event of Default hereunder and under the other Loan Documents.

2. LOAN; ADVANCES. At the closing of the Loan, Lender is funding the Loan in full.

3

3. ACCOUNTS.

(a) Guarantor Blocked Account. Prior to Closing, Guarantor shall establish with Lender a non-interest bearing account into which Guarantor shall deposit the amount of $1,250,000.00 (the “Guarantor Blocked Account”). The Guarantor Blocked Account shall be under the sole control of Lender and Guarantor shall have no right to withdraw any funds from the Guarantor Blocked Account. Guarantor hereby grants to Lender a security interest in the Guarantor Blocked Account and the funds held therein as security for the Loan. Upon the occurrence of an Event of Default, Lender shall have the right to apply the funds in the Guarantor Blocked Account against the indebtedness owing under the Loan in such manner as Lender elects in Lender’s sole discretion. So long as no uncured Unmatured Event of Default or Event of Default has occurred, at any time after the first annual anniversary of the closing of the Loan, Lender, at the written request of Guarantor, shall release the funds in the Guarantor Blocked Account to Guarantor upon Borrower establishing with Lender a substitute non-interest bearing “blocked account” (the “Substitute Blocked Account”) into which Borrower has deposited the amount of $1,250,000.00 and which shall serve as additional security for the Loan. Upon the occurrence of an Event of Default, Lender shall have the right to apply the funds in the Substitute Blocked Account against the indebtedness owing under the Loan in such manner as Lender elects in Lender’s sole discretion. Lender shall release all funds held in the Blocked Account or Substitute Account, as the case may be, to Guarantor or Borrower, as applicable, upon repayment of the Loan by Borrower.

(b) Borrower Blocked Account. At Closing, Borrower shall establish with Lender a non-interest bearing account into which Borrower shall deposit the amount of $1,000,000.00 (the “Borrower Blocked Account”). The Borrower Blocked Account shall be under the sole control of Lender and Borrower shall have no right to withdraw any funds from the Borrower Blocked Account. Borrower hereby grants to Lender a security interest in the Borrower Blocked Account and the funds held therein as security for the Loan. Upon the occurrence of an Event of Default, Lender shall have the right to apply the funds in the Borrower Blocked Account against the indebtedness owing under the Loan in such manner as Lender elects in Lender’s sole discretion. After April 11, 2020, but no sooner than Lender receiving Borrower’s audited financial statements for calendar year 2019, and Borrower’s quarterly financial statements for the quarter end March 30, 2020, so long as Borrower is in compliance with the financial covenants set forth in Section 8 for the immediately preceding testing period and no uncured Unmatured Event of Default or Event of Default has otherwise occurred, Lender, upon the request of Borrower, not more frequently than once during any semi-annual period), shall disburse to Borrower funds from the Borrower Blocked Account is an amount such that the outstanding principal balance of the Loan, less (i) the amount of funds then in the Guarantor Blocked Account and (ii) the remaining funds in the Borrower Blocked Account, does not then exceed $10,000,000. All disbursements shall be used by Borrower to pay-down the Seller’s Note, and, at Borrower’s direction, will be paid directly to the holder of the Seller’s Note.

(c) Payment Account. Prior to Closing, Borrower shall establish with Lender an account which shall be subject to auto-debiting by Lender to make the monthly installments due under the Note. Borrower shall execute any documents required by Lender to effectuate auto-debiting of this account.

4. EXPENSES. Borrower shall pay all fees and charges incurred in the procuring and making of the Loan and all other expenses incurred by Lender during the term of the Loan, including, without limitation, documentary stamp taxes, recording expenses, and the fees of the attorneys for Lender. Borrower shall also pay any and all insurance premiums, taxes, assessments, and other charges, liens and encumbrances upon the Collateral. Such amounts, unless sooner paid, shall be paid from time to time as Lender shall request either to the Person to whom such payments are due or to Lender if Lender has paid the same.

4

5. WARRANTIES AND REPRESENTATIONS. Borrower and/or Guarantor, as applicable, represent and warrant (which representations and warranties shall be deemed continuing) as follows:

(a) Organization Status. Borrower (i) is duly organized under the laws of the State of Florida, (ii) is in good standing under the laws of the State of Florida, (iii) is qualified to do business in the State of Florida, and (iv) has membership interests which have been duly and validly issued.

(b) Compliance with Laws. Borrower is in compliance with all laws, regulations, ordinances and orders of all Governmental Authorities.

(c) Accurate Information. All information now and hereafter furnished to Lender is and will be true, correct and complete in all material respects. Any such information relating to Borrower’s or Guarantor’s financial condition has and will accurately reflect such financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and each of Borrower and Guarantor further represent that its financial condition has not changed materially or adversely since the date(s) of such documents.

(d) Authority to Enter into Loan Documents. The Borrower and the Guarantor have full power and authority to enter into the Loan Documents and consummate the transactions contemplated hereby, and the facts and matters expressed or implied in the opinions of its legal counsel are true and correct.

(e) Validity of Loan Documents. The Loan Documents have been approved by those Persons having proper authority, and are in all respects legal, valid and binding according to their terms.

(f) Priority of Lien on Personalty. No chattel mortgage, bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has been or will be executed with respect to any of the Collateral or otherwise approved by Lender in accordance with the Leasehold Mortgage or the Security Agreement.

(g) Conflicting Transactions of Borrower. The consummation of the transaction hereby contemplated and the performance of the obligations of Borrower and Guarantor under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any lease, loan or credit agreement, or other instrument to which Borrower or Guarantor is a party or by which they may be bound or affected.

(h) Pending Litigation. There are no actions, suits or proceedings pending against Borrower, Guarantor or the Collateral, or circumstances which could lead to such action, suits or proceedings against or affecting Borrower, Guarantor, the Collateral, or involving the validity or enforceability of any of the Loan Documents, before or by any Governmental Authority, except actions, suits and proceedings which have been specifically disclosed to and approved by Lender in writing; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

5

(i) Condition of Collateral. The Collateral is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(j) Discharge of Liens and Taxes. Borrower and Guarantor have duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

(k) Sufficiency of Capital. Neither Borrower nor Guarantor is, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

(l) ERISA. Each employee pension benefit plan, as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by any of the Borrower and/or Guarantor meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable Event” (as both terms are defined by ERISA) has occurred with respect to any such plan.

(m) Indemnity. Borrower and Guarantor will indemnify Lender and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Lender arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

(n) No Default. There is no Event of Default or default on the part of Borrower or Guarantor under this Agreement, the Note, the Guaranty, the Leasehold Mortgage, the Security Agreement or any other Loan Document, and no event has occurred and is continuing which with notice, or the passage of time, or either, would constitute a default under any provision thereof. Borrower is not and, to Borrower’s knowledge, Guarantor is not, in default in any material respect under any agreement or instrument to which it is a party or by which it may be bound which would individually or in the aggregate have a material adverse effect on the financial condition or business of Borrower or Guarantor.

(o) Ownership of Properties/Liens. Borrower owns good and, in the case of real property, marketable title to all of its properties, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like).

6

(p) Leases. (i) Borrower has provided to Lender true, correct and complete copies of the Leases (including all amendments and assignments), (ii) Borrower is the owner and holder of the tenants’ interest in the Leases, free and clear of all liens and encumbrances, (iii) all consents from the landlords under the Leases necessary for the Leases to be assigned to Borrower have been obtained, and (iv) each of the Leases has been validly assigned to Borrower, is in full force and effect, and is free of any default.

(q) Trademarks. Borrower has provided to Lender true, correct and complete copies of the Trademarks (as defined in the Trademark Assignment Agreement). The Trademarks which have been collaterally assigned to Lender pursuant to the Trademark Assignment Agreement constitute all of the Trademarks under which Borrower operates the Restaurants. Borrower is the owner and holder of the Trademarks, free and clear of all liens and encumbrances.

(r) Liquor Licenses. Borrower has provided to Lender true, correct and complete copies of the Liquor Licenses, all of which are in full force and effect. The Liquor Licenses provided to Lender constitute all of the Liquor Licenses under which Borrower operates the Restaurants. Borrower is the owner and holder of the Liquor Licenses, free and clear of all liens and encumbrances.

6. COVENANTS. Borrower and Guarantor, as applicable, covenant and agree with Lender as follows:

(a) Taxes. Borrower certifies that it has filed or caused to be filed all federal, state and other tax returns which are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or in any manner due to be paid (including, but not limited to, ad valorem and personal property taxes) or on any assessment received by Borrower and not being contested in good faith, to the extent that such taxes have become due. Borrower further certifies that it has paid all other taxes, levies and charges of any nature, including any governmental charges.

(b) Notice of Litigation. Borrower shall promptly give Lender written notice of (a) a judgment entered against any Borrower, or (b) the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of Borrower which, if adversely determined, would materially adversely affect the business of Borrower, or which questions the validity of this Agreement, the Note, the Leasehold Mortgage or the Security Agreement, or any other actions or agreements taken or to be made pursuant to any of the foregoing.

(c) Notice of Default. Borrower shall promptly give Lender written notice of any act of default under any agreement with Lender or under any other contract to which Borrower is a party and of any acceleration of indebtedness caused thereby which would have a materially adverse effect to the business of Borrower.

(d) Reports. Borrower shall promptly furnish Lender with copies of all governmental agency, and other special reports pertaining to or affecting Borrower, which would materially adversely affect the business of Borrower.

(e) Change in Ownership, Control or Management of Borrower. Borrower shall not change its ownership (whether direct or indirect), control or management structure during the term of the Loan, without the prior written consent of Lender, in Lender’s sole discretion.

7

(f) Change in Fiscal Year. Borrower shall not change its Fiscal Year without the prior written consent of Lender. Borrower’s Fiscal Year ends on December 31.

(g) Title to Collateral. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any of the Collateral.

(h) Payment of Debts. Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

(i) Collection of Insurance Proceeds. Borrower will cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder.

(j) Indebtedness. Borrower shall not incur, create, assume or permit to exist any indebtedness or liability on account of advances or deposits, any indebtedness or liability for borrowed money, any indebtedness constituting the deferred purchase price of any property or assets, any indebtedness owed under any conditional sale or title retention agreement, contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations without the prior written approval of Lender, except for (i) the Loan, (ii) the endorsement of checks for collection in the ordinary course of business, (iii) debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due, (iv) debt owing to Affiliates that is subordinated to the Loan, (v) Seller’s Note, and (vi) debt payable to sellers incurred by Borrower in connection with the purchase of furniture, fixtures and equipment and leasehold improvements for the Restaurants, provided that no more than $250,000.00 of such indebtedness may be incurred in any Fiscal Year (in the case of the first and last Fiscal Years during the term of the Loan, such amount shall be adjusted based upon the number of days of the Loan term during such Fiscal Year).

(k) Guaranties. Borrower shall not guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness of any other Person, or otherwise, without first obtaining Lender’s consent in Lender’s sole discretion.

8

(l) Advances. Borrower shall not make any advances, dividends, loans, or distributions to Guarantor or any of its subsidiaries, affiliates, shareholders, officers or directors (“Distributions”), without the prior written consent of Lender. Notwithstanding the foregoing, so long as no Event of Default exists, Borrower shall be permitted to make Distributions in the ordinary course of Borrower’s business, without first obtaining Lender’s prior written consent.

(m) Further Assurances and Preservation of Security. Borrower will do all acts and execute all documents for the better and more effective carrying out of the intent and purposes of this Agreement, as Lender shall reasonably require from time to time, and will do such other acts necessary or desirable to preserve and protect the collateral at any time securing or intending to secure the Note, as Lender may require.

(n) No Assignment. Borrower shall not assign this Agreement or any interest therein and any such assignment is void and of no effect. Lender may assign this Agreement and any other Agreements contemplated hereby, and all of its rights hereunder and thereunder, and all provisions of this Agreement shall continue to apply to the Loan. Lender agrees to notify Borrower of any such assignment. Lender also shall have the right to participate the Loan with any other lending institution.

(o) No Sale of Assets. Borrower and Guarantor shall not, during the term of the Loan, transfer any material portion of their respective assets unless such transfer is in the ordinary course of Borrower’s or Guarantor’s business, for fair market value and such fair market value is given to Borrower or Guarantor, in its sole name, and such transfer will not have a material adverse effect on the financial condition of Borrower or Guarantor and/or its ability to perform the obligations hereunder, as determined by Lender in its sole and absolute discretion.

(p) Access to Books and Records. Borrower shall allow Lender, or its agents, after reasonable prior notice and during reasonable normal business hours, to access Borrower’s books, records and such other documents, and allow Lender, at Borrower’s expense (other than the annual field exam referenced below), to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

(q) Business Continuity. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted during the term of the Loan.

(r) Insurance.

I. Borrower shall obtain, maintain and keep in full force and effect during the term of the Loan adequate insurance coverage, with all premiums paid thereon and without notice or demand, with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation:

(i) Public liability insurance insuring against all claims for personal or bodily injury, death, or property damage in an amount of not less than $1,000,000.00 single limit coverage, and $5,000,000.00 in the aggregate. Such policy shall include an additional insured endorsement naming the Lender as loss payee;

9

(ii) Insurance in such amounts and against such other casualties and contingencies as may from time to time be required by Lender, including, without limitation, insurance on all Collateral and all insurance required under the Leases;

II. All policies of insurance required hereunder shall: (i) be written by carriers which are licensed or authorized to transact business in the State of Florida, and are rated “A” or higher, Class XII or higher, according to the latest published Best’s Key Rating Guide and which shall be otherwise acceptable to Lender in all other respects, (ii) provide that the Lender shall receive thirty (30) days’ prior written notice from the insurer before a cancellation, modification, material change or non-renewal of the policy becomes effective, and (iii) be otherwise satisfactory to Lender.

III. Borrower shall not, without the prior written consent of Lender, take out separate insurance concurrent in form or contributing with regard to any insurance coverage required by Lender.

IV. At all times during the term of the Loan, Borrower shall have delivered to Lender the original (or a certified copy) of all policies of insurance required hereby, together with receipts or other evidence that the premiums therefor have been paid.

V. Not less than thirty (30) days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender the original (or certified copy), or the original certificate, as applicable, of each renewal policy, together with receipts or other evidence that the premiums therefor have been paid.

VI. The delivery of any insurance policy and any renewals thereof, shall constitute an assignment thereof to Lender, and Borrower hereby grants to Lender a security interest in all such policies, in all proceeds thereof and in all unearned premiums therefor.

(s) Subordination of Debt. Borrower will fully subordinate all of the Borrower’s debts owed to third parties, including, without limitation, officers, employees, stockholders, and affiliates, upon terms and conditions acceptable to Lender. Notwithstanding the foregoing, so long as the Borrower is in compliance with the financial covenants contained herein and there is no Event of Default or Unmatured Event of Default, the Borrower shall be permitted to make regular scheduled payments of principal and interest on such subordinated debt.

(t) Indemnification. Borrower and Guarantor hereby indemnify and hold Lender, its directors, officers, agents, employees and attorneys harmless from and against any liability, loss, expenses, damage of any nature, and claims, including, without limitation, brokers’ claims, arising in connection with the Loan.

10

(u) Estoppel Certificate. At any time during the term of the Loan, within ten (10) Business Days after written demand of Borrower by the Lender therefor, the Borrower shall deliver to the Lender a certificate, duly executed and in form satisfactory to the Lender, stating and acknowledging, to the best of Borrower’s knowledge, the then unpaid principal balance of, and interest due and unpaid, under the Loan, and the fact that there are no defenses, off sets, counterclaims or recoupments thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off sets, counterclaims or recoupments).

(v) Release of Information for Marketing Purposes. The Borrower hereby irrevocably consents to the Lender releasing details of the Loan to the media, radio, television, trade publications, magazines, web sites or other forms of media (collectively, the “Media”) and hereby releases and holds Lender harmless from any liability arising out of the use or publication of such information.

(w) Commitment Fee. Upon the execution of this Agreement, Borrower shall pay to Lender a commitment fee in the amount of $61,250.00 in connection with the Loan.

7. FINANCIAL COVENANTS AND REPORTING REQUIREMENTS.

(a) Fixed Charge Coverage Ratio. At all times during the term of the Loan, Borrower, shall maintain a minimum Fixed Charge Coverage Ratio of not less than 1.20 to 1.00. For purposes hereof, “Fixed Charge Coverage Ratio” shall mean the ratio of (a) EBITDA, plus lease expenses, less Distributions, less payments made by Borrower under the Put Agreement (including, without limitation, any payments due as a result of the occurrence of a Listing Failure Anniversary), less increases in amounts due from shareholders (members) of Affiliates, to (b) to total debt service, inclusive of the Loan and all contractual repayments of loans from shareholders (members), if applicable, plus lease expenses. This covenant shall be measured for compliance quarterly commencing as of March 31, 2020, on a trailing 12-month period, upon Lender’s receipt of the financial statements and other supporting documentation of Borrower required herein.

(b) Operating Leverage. At all times during the term of the Loan, Borrower shall maintain a maximum Operating Leverage of not more than 3.50 to 1.00. For purposes hereof, “Operating Leverage” shall mean total funded bank debt to EBITDA for the trailing 12-month period. This covenant shall be measured quarterly upon Lender’s receipt of the financial statements of Borrower required herein.

11

(c) Depository Relationship; Treasury Services. In consideration for Lender’s agreement to make the Loan, and for the interest rate and other terms agreed to by Lender (i) Borrower shall maintain with Lender all its depository accounts account(s) at all times during the term of the Loan and, within one hundred fifty (150) days after the date hereof, shall implement with and thereafter maintain with Lender all of its treasury services (including, without limitation, merchant card services), (ii) Borrower, within thirty (30) days after the date hereof shall cause Parent to maintain with Lender all depository accounts with respect to the payments received by Parent under those franchise agreements which have been assigned by Parent to Lender as security for the Loan. If, by March 31, 2020, the depository accounts maintained by Borrower and Parent pursuant to the foregoing (specifically excluding the account established under Section 3 above), fail to average, for any calendar month period, at least $3,800,000.00 in average daily balances, Borrower shall pay then to Lender a fee of $5,000.00. Thereafter, until such an average daily balance amount of $3,800,000.00 has been achieved for a full quarterly period, Borrower shall continue to pay to Lender a fee of $5,000.00 at the end of each quarter. If such threshold is not met in the first month of a quarter, then such fee shall be payable at the end of that quarter, notwithstanding that this threshold was subsequently met in that quarter. The afordescribed is paid to Lender, in part, to compensate Lender for the loss of income suffered by Lender by reason of Borrower and Parent failing to maintain with Lender deposit amounts which Lender expected when it made the Loan.

(d) Borrower’s Annual Financial Statements. Within one hundred twenty (120) days after the end of each Fiscal Year, Borrower shall supply Lender with (i) an annual audited financial statement for Borrower for the prior Fiscal Year in form acceptable to Lender in its sole and absolute discretion, and (ii) such supporting documentation as Lender reasonably requests, if the 10-K report of Parent fails to include a separate audited financial statement for Borrower.

(e) Borrower’s Quarterly Financial Statements. Within sixty (60) days after the end of each fiscal quarter, Borrower shall supply Lender with (i) a quarterly management-prepared financial statement for the Borrower for the prior fiscal quarter in form acceptable to Lender in its sole and absolute discretion, prepared in accordance with GAAP and all other applicable statutes, (ii) a covenant compliance certificate confirming compliance with the financial covenants set forth herein, in form satisfactory to Lender in its sole and absolute discretion, and (iii) such supporting documentation as Lender reasonably requests, if the 10-Q report of Borrower fails to include a separate quarterly financial statement for Borrower.

(f) Parent’s 10-K Reports. Borrower shall provide to Lender a copy of each 10-K of Parent simultaneously with its filing with the SEC, but in any event within one hundred twenty (120) days after the end of each Fiscal Year.

(g) Parent’s Quarterly 10-Q Reports. Borrower shall provide to Lender a copy of each 10-Q of Parent simultaneously with its filing with the SEC, but in any event within sixty (60) days after the end of each fiscal quarter.

(h) Guarantor’ Financial Statements. Within forty-five (45) days after the end of each calendar year, Guarantor shall supply Lender with (i) an annual personal financial statement, together with bank and brokerage statements for the prior calendar year, in form acceptable to Lender in its sole and absolute discretion, and (ii) such supporting documentation as Lender reasonably requests.

(i) Guarantor Tax Returns. Within thirty (30) days of filing, Guarantor shall supply Lender with a copy of its annual federal income tax returns, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, or, if an extension is filed for any tax return, within thirty (30) days after any permitted extension date.

12

(j) Form of Financial Statements. The form and content of each financial statement as required in Sections (d), (e) and (h) above, shall be acceptable to Lender in its sole discretion, shall be certified by each party to be correct and complete, and shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.

For ease of reference and for the convenience of the parties, all of the reporting requirements are being attached verbatim as Exhibit “A” hereto. To the extent of any conflict between the parties, the terms of this Agreement shall control.

8. DEFAULT. Upon the occurrence of any of the following events (each an “Event of Default” and collectively, the “Events of Default”), Lender may at its option exercise any of its remedies set forth herein:

(a) Borrower fails to perform any obligation under this Agreement or the Note, when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; or

(b) A “Default” or an “Event of Default” (as defined in each respective document) occurs (beyond any applicable notice and cure period) under any of the Loan Documents; or

(c) If any material warranty or representation made by Borrowers in this Agreement or pursuant to the terms hereof shall at any time be false or misleading in any material respect, and if of a curable nature, not be cured within fifteen (15) days after notice from Lender to Borrower; or

(d) The dissolution of, termination of existence of, loss of good standing status by Borrower, its subsidiaries or affiliates, if any, or any party to the Loan Documents; or

(e) Borrower or Guarantor becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships and which, in the case of any involuntary proceeding, is not dismissed within ninety (90) days of its filing; or

(f) The entry of a judgment against Borrower or Guarantor which Lender deems to be of a material nature, in Lender’s sole discretion; or

(g) The seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of Borrower or Guarantor; or

(h) A material alteration in the kind or type of Borrower’s prospects or business, financial or otherwise, or in the financial condition of the Guarantor, is made without the prior written consent of Lender; or

13

(i) Lender determines in good faith, in its sole discretion, that the prospects for payment or performance of Borrower’s obligations under the Loan Documents are impaired or there has occurred a material adverse change in the business or prospects of Borrower, financial or otherwise; or

(j) If Borrower or any Guarantor defaults under any loan, contract or agreement extended by Lender or any of its affiliates, as the same may be amended, restated, modified or replaced from time to time; or

(k) The failure of Borrower or Guarantor to timely provide any of the information as required in Section 8 above; or

(l) The failure of Borrower to timely satisfy any of the covenants as required in Section 6(e), (f), (j), (k), (n), (o), (q) or (r) above, or Section 8 above; or

(m) Any default by Borrower under the Seller Note; or

(n) The failure of the Borrower’s business to comply with any law or regulation controlling its operation.

9. REMEDIES OF LENDER. Upon the happening of an Event of Default, then Lender may, at its option, upon written notice to Borrower:

(a) Cancel this Agreement;

(b) Commence an appropriate legal or equitable action to enforce performance of this Agreement;

(c) Accelerate the payment of the Note and the Loan and any other sums secured by the Leasehold Mortgage, the Security Agreement and the other Loan Documents, apply all or any portion of any equity funds toward payment of the Loan, and commence appropriate legal and equitable action to collect all such amounts due Lender;

(d) Exercise any other rights or remedies Lender may have under the Leasehold Mortgage, the Security Agreement or other Loan Documents referred to in this Agreement or executed in connection with the Loan or which may be available under applicable law.

10. GENERAL TERMS. The following shall be applicable throughout the period of this Agreement or thereafter as provided herein:

(a) Rights of Third Parties. All conditions of the Lender hereunder are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will make advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of this Agreement or the Loan Documents, any provisions of which may be freely waived in whole or in part by the Lender at any time if, in its sole discretion, it deems it desirable to do so.

14

(b) Borrower is not Lender’s Agent. Nothing in this Agreement, the Note, the Leasehold Mortgage, the Security Agreement or any other Loan Document shall be construed to make the Borrower the Lender’s agent for any purpose whatsoever, or the Borrower and Lender partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

(c) Loan Expense/Enforcement Expense. Borrower agrees to pay to Lender on demand all reasonable costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Agreement, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees and costs, whether or not suit is filed or other proceedings are initiated hereon.

(d) Evidence of Satisfaction of Conditions. Lender shall, at all times, be free independently to establish to its good faith and satisfaction, and in its absolute discretion, the existence or nonexistence of a fact or facts which are disclosed in documents or other evidence required by the terms of this Agreement.

(e) Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

(f) Invalid Provisions to Affect No Others. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

(g) Application of Interest to Reduce Principal Sums Due. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

(h) Governing Law. The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement.

(i) Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.

(j) Prior Agreement. To the extent necessary, this Agreement shall be deemed to be an amendment to any prior loan agreement between Borrower and Lender, and in the event of a conflict between the terms of this Agreement or any such prior agreement, the terms of this Agreement shall govern.

15

(k) Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.

(l) Notices. All notices from the Borrower to Lender and Lender to Borrower required or permitted by any provision of this Agreement shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

TO LENDER:	CITY NATIONAL BANK OF FLORIDA
25 West Flagler Street
Miami, Florida 33130
Attention: Legal Department

TO BORROWER:	ARC WINGHOUSE LLC
1409 Kingsley Avenue, Suite 2
Orange Park, Florida 32073
Attention: Seenu G. Kasturi

Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.

(m) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns; but nothing herein shall authorize the assignment hereof by the Borrower.

(n) USA Patriot Act Notice. Lender hereby notifies Borrower and Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower and Guarantor, which information includes the name and address of Borrower and Guarantor and other information that will allow Lender to identify Borrower and Guarantor in accordance with the Act.

(o) Counterparts, Facsimiles. This Agreement may be executed in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative.

(p) WAIVER OF JURY TRIAL. LENDER, BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

[CONTINUES ON THE FOLLOWING PAGE

THIS SPACE IS INTENTIONALLY LEFT BLANK]

16

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed on the date first above written.

BORROWER:

ARC WINGHOUSE LLC, a Florida limited liability company

By:	/s/ Seenu G. Kasturi
Seenu G. Kasturi, Manager

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	Lance Aylsworth
Name:	Lance Aylsworth
Title:	SVP

(Signature Page to Loan Agreement)

JOINDER OF GUARANTOR

Guarantor hereby joins in and consents to the foregoing Loan Agreement. Without limiting the foregoing, Guarantor agrees to the terms of the Loan Agreement applicable to Guarantor including, without limitation, the terms of Section 3.

/s/ Seenu G. Kasturi
Seenu G. Kasturi

EXHIBIT “A”

Financial Reporting Requirements

FINANCIAL COVENANTS AND REPORTING REQUIREMENTS.

(q) Fixed Charge Coverage Ratio. At all times during the term of the Loan, Borrower, shall maintain a minimum Fixed Charge Coverage Ratio of not less than 1.20 to 1.00. For purposes hereof, “Fixed Charge Coverage Ratio” shall mean the ratio of (a) EBITDA, plus lease expenses, less Distributions, less payments made by Borrower under the Put Agreement (including, without limitation, any payments due as a result of the occurrence of a Listing Failure Anniversary), less increases in amounts due from shareholders (members) of Affiliates, to (b) to total debt service, inclusive of the Loan and all contractual repayments of loans from shareholders (members), if applicable, plus lease expenses. This covenant shall be measured for compliance quarterly commencing as of March 31, 2020, on a trailing 12-month period, upon Lender’s receipt of the financial statements and other supporting documentation of Borrower required herein.

(r) Operating Leverage. At all times during the term of the Loan, Borrower shall maintain a maximum Operating Leverage of not more than 3.50 to 1.00. For purposes hereof, “Operating Leverage” shall mean total funded bank debt to EBITDA for the trailing 12-month period. This covenant shall be measured quarterly upon Lender’s receipt of the financial statements of Borrower required herein.

(s) Depository Relationship; Treasury Services. In consideration for Lender’s agreement to make the Loan, and for the interest rate and other terms agreed to by Lender (i) Borrower shall maintain with Lender all its depository accounts account(s) at all times during the term of the Loan and, within one hundred fifty (150) days after the date hereof, shall implement with and thereafter maintain with Lender all of its treasury services (including, without limitation, merchant card services), (ii) Borrower, within thirty (30) days after the date hereof shall cause Parent to maintain with Lender all depository accounts with respect to the payments received by Parent under those franchise agreements which have been assigned by Parent to Lender as security for the Loan. If, by March 31, 2020, the depository accounts maintained by Borrower and Parent pursuant to the foregoing (specifically excluding the account established under Section 3 above), fail to average, for any calendar month period, at least $3,800,000.00 in average daily balances, Borrower shall pay then to Lender a fee of $5,000.00. Thereafter, until such an average daily balance amount of $3,800,000.00 has been achieved for a full quarterly period, Borrower shall continue to pay to Lender a fee of $5,000.00 at the end of each quarter. If such threshold is not met in the first month of a quarter, then such fee shall be payable at the end of that quarter, notwithstanding that this threshold was subsequently met in that quarter. The afordescribed is paid to Lender, in part, to compensate Lender for the loss of income suffered by Lender by reason of Borrower and Parent failing to maintain with Lender deposit amounts which Lender expected when it made the Loan.

(t) Borrower’s Annual Financial Statements. Within one hundred twenty (120) days after the end of each Fiscal Year, Borrower shall supply Lender with (i) an annual audited financial statement for Borrower for the prior Fiscal Year in form acceptable to Lender in its sole and absolute discretion, and (ii) such supporting documentation as Lender reasonably requests, if the 10-K report of Parent fails to include a separate audited financial statement for Borrower.

(u) Borrower’s Quarterly Financial Statements. Within sixty (60) days after the end of each fiscal quarter, Borrower shall supply Lender with (i) a quarterly management-prepared financial statement for the Borrower for the prior fiscal quarter in form acceptable to Lender in its sole and absolute discretion, prepared in accordance with GAAP and all other applicable statutes, (ii) a covenant compliance certificate confirming compliance with the financial covenants set forth herein, in form satisfactory to Lender in its sole and absolute discretion, and (iii) such supporting documentation as Lender reasonably requests, if the 10-Q report of Borrower fails to include a separate quarterly financial statement for Borrower.

(v) Parent’s 10-K Reports. Borrower shall provide to Lender a copy of each 10-K of Parent simultaneously with its filing with the SEC, but in any event within one hundred twenty (120) days after the end of each Fiscal Year.

(w) Parent’s Quarterly 10-Q Reports. Borrower shall provide to Lender a copy of each 10-Q of Parent simultaneously with its filing with the SEC, but in any event within sixty (60) days after the end of each fiscal quarter.

(x) Guarantor’ Financial Statements. Within forty-five (45) days after the end of each calendar year, Guarantor shall supply Lender with (i) an annual personal financial statement, together with bank and brokerage statements for the prior calendar year, in form acceptable to Lender in its sole and absolute discretion, and (ii) such supporting documentation as Lender reasonably requests.

(y) Guarantor Tax Returns. Within thirty (30) days of filing, Guarantor shall supply Lender with a copy of its annual federal income tax returns, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, or, if an extension is filed for any tax return, within thirty (30) days after any permitted extension date.

(z) Form of Financial Statements. The form and content of each financial statement as required in Sections (d), (e) and (h) above, shall be acceptable to Lender in its sole discretion, shall be certified by each party to be correct and complete, and shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.

For ease of reference and for the convenience of the parties, all of the reporting (to be inserted here)